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                                                                    EXHIBIT 99.1


                        AMERISOURCE HEALTH CORPORATION
                            2001 STOCK OPTION PLAN
                            ----------------------


     The purpose of the AmeriSource Health Corporation 2001 Stock Option Plan (the "Plan") is to provide designated employees of AmeriSource Health Corporation (the "Company") and its subsidiaries with the opportunity to receive grants of nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

     1.  Administration
         --------------

     (a) Committee.  The Plan shall be administered and interpreted by a
         ---------
committee (the "Committee"), which shall consist of two or more persons appointed by the Board of Directors of the Company (the "Board"), all of whom shall be "outside directors", as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations, and "non-employee directors", as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) Committee Authority.  The Committee shall have the sole authority to
         -------------------
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) condition grants on the individual's execution of a non-compete, non-disclosure or other agreement deemed appropriate by the Committee, and (v) deal with any other matters arising under the Plan.

     (c) Committee Determinations.  The Committee shall have full power and
         -----------------------
authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2.  Options
         -------

     Awards under the Plan shall consist of grants of nonqualified stock options that are not intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Options" or "Nonqualified Stock Options"), as described in Section 5. All Options shall be
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                                      -2-

subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Option Instrument") or an amendment to the Option Instrument. The Committee shall approve the form and provisions of each Option Instrument. Options need not be uniform as among the grantees.

     3.  Shares Subject to the Plan
         --------------------------

     (a) Shares Authorized.  Subject to the adjustment specified below, the
         -----------------
aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 3,200,000 shares, and the maximum aggregate number of shares of Company Stock that shall be subject to Options granted under the Plan to any individual during any calendar year shall be 125,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

     (b) Adjustments.  If there is any change in the number or kind of shares
         -----------
of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the maximum number of shares of Company Stock for which any individual participating in the Plan may receive Options in any year, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

     4.  Eligibility for Participation
         -----------------------------

     (a) Eligible Persons.  All employees of the Company and its subsidiaries
         ----------------
("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan.
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                                      -3-

     (b) Selection of Grantees.  The Committee shall select the Employees to
         ---------------------
receive Options and shall determine the number of shares of Company Stock subject to a particular Option in such manner as the Committee determines. Employees who receive Options under this Plan shall hereinafter be referred to as "Grantees".

     5.  Grant of Options
         ----------------

     (a) Number of Shares.  The Committee shall determine the number of shares
         ----------------
of Company Stock that will be subject to each grant of Options to Employees.

     (b) Exercise Price.
         --------------

         (i) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and shall not be less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted or on the date the Plan is approved by the Stockholders, whichever last occurs.

         (ii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date on which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term.  The Committee shall determine the term of each Option,
         -----------
which shall not exceed ten years from the date of grant.

     (d) Exercisability of Options.  Options shall become exercisable in 25%
         -------------------------
increments on each of the first four anniversary dates that follow the grant, provided the Grantee is employed by the Company as of the applicable date, except as may otherwise be specified in the Option Instrument or an amendment to the Option Instrument that is approved by the Committee. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e) Termination of Employment, Disability or Death.
         ----------------------------------------------

         (i) Except as provided below, an Option may only be exercised while the Grantee is employed by the Company as an Employee. In the event that a Grantee ceases his or
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                                      -4-

her employment with the Company for any reason other than a "disability" (as defined below), death, or "termination for cause" (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases his or her employment with the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date, unless the Committee determines otherwise. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes "cause" at any time while the Grantee is employed by the Company or after the Grantee's termination of employment, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

          (ii) In the event the Grantee ceases his or her employment with the Company on account of a "termination for cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company. In addition, notwithstanding any other provisions of this
Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes "cause" at any time while the Grantee is employed by the Company or after the Grantee's termination of employment, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

          (iii) In the event the Grantee's employment terminates because the Grantee is "disabled", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date, unless the Committee determines otherwise.

          (iv) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed on account of a termination specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases his or her employment with the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date, unless the Committee determines otherwise.
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                                      -5-

          (v)  For purposes of this Section 5(e) and Section 9(a):

               (A) The term "Company" shall mean the Company and its parent and subsidiary corporations.

               (B) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

          (vi) For purposes of this Section 5(e), "termination for cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. If this clause (vi) conflicts with an employment agreement between the Company and the Employee, the terms of the employment agreement shall govern.

     (f)  Exercise of Options.  A Grantee may exercise an Option that has become
          -------------------
exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price in cash. Subject to Committee consent, a Grantee may pay the Exercise Price for an Option through a broker in accordance with procedures established by the Committee consistent with Regulation T of the Federal Reserve Board. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required tax withholding is made.

     6.   Withholding of Taxes
          --------------------

     (a)  Required Withholding.  All Options under the Plan shall be subject to
          --------------------
applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other compensation payable by the Company the amount of any withholding taxes due with respect to such Options.

     (b)  Election to Withhold Shares.  If the Committee so permits, a Grantee
          ---------------------------
may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.
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                                      -6-

     7.   Transferability of Options
          --------------------------

     (a)  Nontransferability of Options.  Except as provided below, only the
          -----------------------------
Grantee or his or her authorized representative may exercise rights under an Option. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.

     (b)  Permitted Transfer of Options. Notwithstanding the foregoing, the
          -----------------------------
Committee may provide, in an Option Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     8.   Change of Control of the Company
          --------------------------------

     As used herein, a "Change of Control" shall be deemed to have occurred if:

     (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company's then outstanding securities entitled to vote generally in the election of directors than any other person;

     (b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

     (c) After the date this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the
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                                      -7-

Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.


     9.     Consequences of a Change of Control
            -----------------------------------

     (a)    Notice and Acceleration.
            -----------------------

     (i) Upon a Change of Control, the Company shall provide each Grantee who holds outstanding Options written notice of the Change of Control.

     (ii) Upon a Change of Control, each outstanding Option shall become fully exercisable, provided that (i) the Grantee is employed by the Company at the time of the Change of Control and (ii) either (A) the Grantee is employed by the Company on the first anniversary of the Change of Control, (B) the Grantee's employment is terminated by the Company, other than for "cause" (as defined below), during the one year period following the Change of Control, (C) the Grantee voluntarily terminates employment with the Company during the one year period following the Change of Control as a result of a "constructive termination" (as defined below), or (D) the Grantee's employment with the Company terminates on account of death or disability (as defined in Section 5(e)) during the one year period following the Change of Control. Any portion of an Option that would not be exercisable after a Change of Control but for the provisions of the preceding sentence may be exercised after the conditions of the preceding sentence have been met.

     (iii) For purposes of this Section, "cause" means willful misconduct or dishonesty, or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness. If this clause (iii) conflicts with an employment agreement between the Company and the Employee, the terms of the employment agreement shall govern.

     (iv) For purposes of this Section, "constructive termination" will occur if the Company (a) requires the Grantee to assume duties inconsistent with, or the Company makes a significant diminution or reduction in the nature or scope of the Grantee's authority or duties from, the authorities or duties assigned to or held by the Grantee during the 30 days immediately prior to the Change of Control, (b) materially reduces the Grantee's base salary, incentive compensation opportunities or fringe benefits, or (c) relocates the Grantee's site of employment to a location more than 50 miles away from the Grantee's site of employment 30 days immediately before the Change of Control.

     (v) Notwithstanding the foregoing, a Grantee shall be eligible to exercise Options both before and after a Change of Control to the full extent otherwise permitted under the Plan.
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                                      -8-

     (b)  Assumption of Options.  Upon a Change of Control described in Section
          ---------------------
8(b)(i) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

     (c)  Other Alternatives.  Notwithstanding the foregoing, subject to
          ------------------
subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

     (d)  Limitations.  Notwithstanding anything in the Plan to the contrary, in
          -----------
the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

     10.  Amendment and Termination of the Plan
          -------------------------------------

     (a)  Amendment.  The Board may amend or terminate the Plan at any time;
          ---------
provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code.

     (b)  Termination of Plan.  The Plan shall terminate on the day immediately
          -------------------
Plan is terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

     (c)  Termination and Amendment of Outstanding Options. A termination or
          ------------------------------------------------
amendment of the Plan that occurs after an Option is granted shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, the Committee shall not permit the repricing of Options by any method, including by cancellation and reissuance, without first obtaining shareholder approval.
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                                      -9-

          (d)  Governing Document.  The Plan shall be the controlling document.
               ------------------
No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

          11.  Funding of the Plan
               -------------------

          This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of shares with respect to Options under this Plan.

          12.  Rights of Participants
               ----------------------

          Nothing in this Plan shall entitle any Employee or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

          13.  No Fractional Shares
               --------------------

          No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          14.  Requirements for Issuance of Shares
               -----------------------------------

          No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

          15.  Headings
               --------

          Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.
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                                     -10-


     16.  Effective Date of the Plan.
          --------------------------

     Subject to the approval of the Company's shareholders, this Plan shall be effective on December 1, 2000.

     17.  Miscellaneous
          -------------

     (a)  Options in Connection with Corporate Transactions and Otherwise.
          ---------------------------------------------------------------
Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Options granted to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant an Option to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b)  Compliance with Law.  The Plan, the exercise of Options and the
          -------------------
obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c)  Ownership of Stock.  A Grantee or Successor Grantee shall have no
          ------------------
rights as a shareholder with respect to any shares of Company Stock covered by an Option until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

     (d)  Governing Law.  The validity, construction, interpretation and effect
          -------------
of the Plan and Option Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware, without giving effect to the conflicts of laws provision thereof.

          As approved by the Compensation Committee of the Board of Directors of AmeriSource Health Corporation on December 1, 2000, and as approved by the stockholders of AmeriSource Health Corporation on March 14, 2001.



                                                   /s/ William D. Sprague
                                          --------------------------------------
                                                          Secretary